UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2021 (September 1, 2021)

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia 23320-0210

  (Address of Principal Executive Offices)
(Zip Code)

(800) 701 - 4342

 (Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Plan of Arrangement

On September 1, 2021, Instadose Pharma Corp., a Nevada corporation (the “Company”), entered into a plan of arrangement (the “Agreement”) with Instadose Pharma Corp., a corporation organized under the laws of Canada (“Instadose”). Upon the satisfaction of the conditions set forth in the Agreement, the Company will acquire all of the issued and outstanding shares of common stock (the “Shares”) of Instadose. The consideration to be paid for each Share shall be 1.34 shares of common stock of the Company.

Instadose is building a large-scale commercial outdoor growing, cultivation, production, and global distribution platform (the “Global Distribution Platform”) for medicinal cannabis and cannabinoid oil. Utilizing the Global Distribution Platform, Instadose will be seeking to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies with large, sustainable, consistent, diverse, and low‑cost supplies of high‑quality medicinal cannabis and cannabinoid oil for use in bulk as an active pharmaceutical ingredient.

Instadose’s Global Distribution Platform spans five (5) world continents to date, including Africa, Europe, Asia, South America, and North America (each, a “Continent”). Within each Continent, Instadose is establishing operational subsidiaries and joint venture partnerships to secure access to government-issued licenses and permits in countries such as The Democratic Republic of the Congo, the Republic of North Macedonia, the Portuguese Republic, the Republic of India, Colombia, Mexico, and Canada, each seeking to increase their level of participation within the global Medicinal Cannabis industry.

Upon consummation of the transaction, the Company will no longer be considered a “shell” company.

Based on information provided to the Company, at the closing the Company will have to issue an aggregate of 463,754,949 shares of common stock of the Company to the Instadose shareholders.

Upon the completion of the transaction contemplated by the Agreement, the Board of Directors of the Company shall include three directors identified by Instadose and two directors identified by the Company. Subject to requisite approvals and applicable law, the Board of Directors of the Company shall consist of Grant F. Sanders, Alex Wylie, Lt. General (ret’d) the Honourable Andrew Leslie, Ann Barnes, and Peter Wirth. The management team of the Company after closing will consist of (i) Grant F. Sanders, Chairman of the Board; (ii) Lawrence M. Acton, Chief Operating Officer; (iii) Loren S. Greenspoon, Chief Strategy Officer and Canadian Legal Counsel; (iv) Alex Wylie, Chief Financial Officer; (v) Terry Wilshire, Chief Risk Officer; (vi) Andres Victoria, VP, Latin America Operations; (vii) Andrew Baukham, VP, Global Logistics; and (viii) Gareth Wiggan, Manager of African Operations.

Shareholders of Instadose who properly dissent to the transaction at least two days prior to the shareholders meeting shall be entitled to receive the fair value of their shares from the Company.

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Each of the Company and Instadose made representations and warranties in the Agreement customary for transactions similar to this transaction, subject to specified exceptions and qualifications. The obligations of the parties to complete the transaction are subject to various customary conditions set forth in the Agreement, including without limitation court approval of the transaction and the vote of the shareholders of Instadose described below. The Agreement also contains customary confidentiality and non-solicitation provisions.

The Agreement can be terminated by either party if (i) the closing does not occur on or before December 31, 2021, (ii) the shareholders of Instadose do not approve the transaction with the Company or (iii) if the Agreement is deemed illegal. The Company may terminate the Agreement if Instadose is in breach of the terms of the Agreement or any event occurs such that Instadose will be unable to fulfill its obligations under the Agreement by December 31, 2021. Instadose may terminate the Agreement if the Company is in breach of the terms of the Agreement, if Instadose receives a superior offer, or if any event occurs such that the Company will be unable to fulfill its obligations under the Agreement by December 31, 2021.

The Special Committee of the Board of Directors of Instadose received a fairness opinion from IJW & Co., Ltd., its financial advisor, that the consideration to be received by the shareholders of Instadose pursuant to the Arrangement is fair from a financial point of view to said shareholders.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Plan of Arrangement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Interim Court Order

On September 14, 2021, pursuant to Section 291 of the Business Corporations Act of British Columbia (“BCBCA”), Instadose applied to the Supreme Court of British Columbia (the “Court”) and received an Interim Order which provided for, among others, (i) the class of persons to be provided notice with respect to the Agreement and the impending Instadose shareholder meeting; (ii) that the requisite shareholder approval required by Instadose shareholders to approve the Agreement will be at least 66 2/3% of the votes cast and a simple majority of the votes cast at the meeting, excluding 87,500,000 shares held directly or indirectly by Mr. Sanders and certain family members and close personal friends of Mr. Sanders; (iii) the reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offer and sale of the shares of the Company to be issued to the Instadose shareholders; and (iv) the grant of dissenter rights to registered holders of Instadose shares of common stock as set forth in the Agreement. The record date for determining which Instadose shareholders are eligible to vote was set at September 14, 2021.

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Instadose will, as promptly as reasonably practicable, prepare the Instadose Circular together with any other documents required by applicable law in connection with its shareholder meeting and deliver the documents to each Instadose shareholder. The Circular shall include (i) a copy of the fairness opinion; (ii) confirmation that the Instadose board of directors has received the Fairness Opinion, and has unanimously determined, after receiving legal and financial advice, that the Agreement is fair to Instadose shareholders and entry into the Agreement is in the best interests of Instadose, and (iii) the unanimous recommendation of the Instadose board of directors to Instadose shareholders that they vote in favor of the Agreement. The shareholders’ meeting is scheduled to occur on October 14, 2021.

Upon Instadose shareholder approval, Instadose will apply to obtain a final order from the Court to approve the Agreement on the terms set forth therein.

The foregoing description of the Interim Order and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Interim Order, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Interim Order issued by the Supreme Court of British Columbia, dated September 14, 2021, In the Matter of Section 228 of the British Corporations Act (British Columbia), S.B.C 2002, C. 57, as amended, and In the Matter of an Arrangement Involving Instadose Pharma Corp., its Shareholders, and Instadose Pharma Corp. (formerly Mikrocoze Inc.)

10.1	Arrangement Agreement, dated September 1, 2021, by and between Instadose Pharma Corp. and Instadose Pharma Corp. f/k/a Mikrocoze, Inc.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

September 22, 2021	By:	/s/ Terry Wilshire
Terry Wilshire
President

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